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                                  Exhibit 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND STOCKHOLDERS OF CCFNB BANCORP, INC.

          We hereby consent to the reference to our firm under the caption "Experts" in CCFNB Bancorp Inc.'s Registration Statement on Form S-4, filed with the Securities and Exchange Commission, and the related prospectus of CCFNB Bancorp, Inc. for the registration of 1,030,407 shares of common stock. We also consent to the incorporation by reference therein of our report dated February 28, 2008, with respect to CCFNB Bancorp Inc.'s consolidated financial statements, which report is included in CCFNB Bancorp Inc.'s Annual Report on Form 10-K as of December 31, 2007 and 2006 for each of the years in the three-year period ended December 31, 2007, filed with the Securities and Exchange Commission.


                                        J.H. Williams & Co., LLP

                                        By: /s/ J.H. Williams & Co., LLP
                                            ------------------------------------
J.H. Williams & Co., LLP
Kingston, Pennsylvania
March 13, 2008


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